SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): March 16, 1998

                              THE YORK GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-28096                76-0490631
(State or other jurisdiction of         (Commission         (I.R.S. employer
identification incorporation or         file number)      identification number)
organization)

9430 OLD KATY ROAD, HOUSTON , TEXAS                         77055
(Address of principal executive offices)                  (Zip Code)

                                (713) 984-5500
              (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.

On March 16, 1998, The York Group, Inc. ("York"), through a wholly-owned subsidiary corporation, acquired all of the outstanding stock of Colonial Guild, Ltd., ("Colonial Guild"), a manufacturer of bronze memorialization and commemorative products. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1

The purchase price for the foregoing transaction was approximately $78.4 million in cash.

Item 7. Financial Statements and Exhibits

               (a)  Financial Statements of the Company Acquired.

                    Financial statements required pursuant to this item and the requirements of the Securities Exchange Act of 1934 will be filed by amendment to this form within sixty days after the date on which this form must be filed as permitted by Item 7(a)(4) of Form 8-K.

               (b)  Pro Forma Financial Information.

                    Financial statements required pursuant to this item and the requirements of the Securities Exchange Act of 1934 will be filed by amendment to this form within sixty days after the date on which this form must be filed as permitted by Item 7(b)(2) of Form 8-K.

               (c)  Exhibits.

                    Exhibit 2.1 - Agreement and Plan of Merger dated as of
                                  February 17, 1998 by and among The York Group, Inc., Colonial Acquisition Corp. and Colonial Guild, Ltd. The Exhibits and Schedules to this document have not been filed herewith; the Registrant agrees to furnish such Exhibits and Schedules to the Securities and Exchange Commission upon its request.

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
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 25, 1997                              THE YORK GROUP, INC.


                                            By:/s/ DAVID F. BECK
                                               ---------------------------------
                                                   David F. Beck
                                                   Vice President and Chief
                                                   Financial Officer
                                                   (Principal Financial Officer
                                                    and Duly Authorized Officer)

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
                                  EXHIBIT INDEX


EXHIBIT

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Exhibit 2.1    Agreement and Plan of Merger dated as of February 17, 1998 by and among The York Group, Inc., Colonial Acquisition Corp. and Colonial Guild, Ltd.

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